Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2022, relating to the financial statements of Ferguson plc, appearing in the Annual Report on Form 10-K of Ferguson Enterprises Inc. for the year ended July 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

September 30, 2024